Exhibit 4.8

           [FORM OF CERTIFICATE REPRESENTING SMITHFIELD VOTING SHARE]

                              FRONT OF CERTIFICATE

CERTIFICATE NO. 1                                                  1 SHARE

                             SMITHFIELD FOODS, INC.

                        a corporation organized under the
                      Laws of the Commonwealth of Virginia
                               (the "Corporation")


THIS CERTIFIES THAT _________________________, is the registered holder of One
(1) fully paid and non-assessable share of the Series B Special Voting Preferred Stock of Smithfield Foods, Inc. transferrable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. This Certificate and the share represented hereby are issued and shall be held subject to all of the provisions of the Articles of Incorporation, as amended, of the Corporation (including without limitation all of the provisions of the Articles of Amendment for the Series B Special Voting Preferred Stock), to all of which the holder hereof by the acceptance of this Certificate assents.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ____ day of ___________ A.D. 199__.




------------------------------------         -----------------------------------
Aaron D. Trub                                            Lewis R. Little
 Secretary and                                           President and
 Treasurer                                               Chief Operating Officer


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                               BACK OF CERTIFICATE

                             SMITHFIELD FOODS, INC.

The Corporation will furnish to any stockholder upon request in writing and without charge a full statement of the powers, designations, preferences and relative participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights between the shares of each such class or series so far as the same have been fixed and determined, and of the authority of the Board of Directors to fix and determine the relative rights, preferences and limitations of subsequent series.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND NONE MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THE ACT AND SUCH STATE LAWS OR IN THE OPINION OF COUNSEL (WHICH OPINION AND COUNSEL SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY) EXEMPTIONS ARE AVAILABLE.

                                   ASSIGNMENT

 FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto

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               (Please print or type name and address of assignee)
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shares of the capital stock represented by the within Certificate, and does hereby irrevocably constitute and appoint
______________________________________________________________ Attorney to
transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.
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
Dated _________________            Signature __________________________________
                                      NOTE:      The above signature must
                                                 correspond exactly with the
                                                 name on the face of this
                                                 Certificate in every
                                                 particular.
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